CHRONIMED INC.

                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                YEARS ENDED
                                                                       JULY 1,    JUNE 30,     JUNE 28,
                                                                        1994       1995          1996
                                                                      -------     -------      -------
Primary
   Average shares outstanding . . . . . . . . . . . . . . . . . .      10,058      11,685      12,221
   Net effect of dilutive stock options
      and warrants--based on the treasury
      stock method using average market price . . . . . . . . . .       1,200         927         916
                                                                      -------     -------     -------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . .      11,258      12,612      13,137
                                                                      =======     =======     =======

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,002     $ 1,603     $ 5,459
                                                                      =======     =======     =======

Net income per share  . . . . . . . . . . . . . . . . . . . . . .     $   .18     $   .13     $   .42
                                                                      =======     =======     =======


Fully Diluted
   Average shares outstanding . . . . . . . . . . . . . . . . . .      10,058      11,685      12,221
   Net effect of dilutive stock options
      and warrants--based on the treasury
      stock method using average market price . . . . . . . . . .       1,200         927         997
                                                                      -------     -------     -------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . .      11,258      12,612      13,218
                                                                      =======     =======     =======

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,002     $ 1,603     $ 5,459
                                                                      =======     =======     =======

Net income per share  . . . . . . . . . . . . . . . . . . . . . .     $   .18     $   .13     $   .41
                                                                      =======     =======     =======
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